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                                                                    Exhibit 5.1

                    [Morgan, Lewis & Bockius LLP Letterhead]


December 2, 1999


Compass Aerospace Corporation
1501 Hughes Way, Suite 400
Long Beach, California  90810

Re: Issuance of Series B and Series D Senior Subordinated Notes Pursuant to the Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Compass Aerospace Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the offer to exchange the Company's 10 1/8 % Series B Senior Subordinated Notes due 2005 (the "Series B Notes") for any and all of its outstanding 10 1/8% Series A Senior Subordinated Notes due 2005 and the Company's 10 1/8% Series D Senior Subordinated Notes due 2005 (the "Series D Notes") for any and all of its outstanding 10 1/8% Series C Senior Subordinated Notes due 2005.

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, the By-Laws of the Company and such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, we are of the following opinion:

1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

2. When the Series B Notes and the Series D Notes shall have been issued in accordance with the terms of the appropriate indenture and upon (i) the due execution, authentication and issuance of the Series B Notes and the Series D Notes, and (ii) the delivery and exchange of the Series B Notes and the Series D Notes as contemplated by


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Compass Aerospace Corporation
December 2, 1999
Page 2
         the Registration Statement, the Series B Notes and the Series D Notes will be binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP